UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): July 24, 2007

hhgregg, Inc.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of Principal Executive Offices, Including Zip Code)

(317) 848-8710

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Supplemental Indenture

On July 10, 2007, Gregg Appliances, Inc. (“Gregg Appliances”), a wholly owned subsidiary of hhgregg, Inc. (the “Company”), entered into a supplemental indenture to the indenture governing its 9% Senior Notes due 2013 (“9% Senior Notes”), following receipt of the requisite consents of noteholders. The supplemental indenture governing the 9% Senior Notes, among other things, eliminates substantially all of the restrictive covenants, certain provisions relating to the merger, consolidation or sale of assets, certain events of default provisions in the indenture, and revises the procedures for defeasance of the 9% Senior Notes. The supplemental indenture became operative on July 24, 2007, the date upon which Gregg Appliances accepted tendered 9% Senior Notes for repayment. A copy of the supplemental indenture is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the supplemental indenture contained herein is qualified in its entirety by the full text of such exhibit.

(b)	Term Loan B Credit Facility

On July 25, 2007, Gregg Appliances entered into a senior credit agreement (the “Term B Credit Facility”), with Wachovia Capital Markets, LLC as sole lead arranger and sole book manager, Wachovia Bank National Association (“Wachovia”), as administrative agent, and the lenders party thereto. Pursuant to the Term B Facility Gregg Appliances has obtained a $100,000,000 senior secured term loan B maturing on July 25, 2013.

The interest rate applicable from time to time to the loans under the Term B Facility will be, at Gregg Appliances’ option, equal to either:

(i)	a Base Rate (which is the greater of (a) the prime rate set by Wachovia and publicly announced from time to time as its prime rate and (b) the Federal Funds rate plus 0.5%), plus an applicable margin of either 1.25% or 1.00% depending on Gregg Appliances’ corporate family ratings and the rating of the Term B Facility, in each case by Moody’s Investor Services, Inc.; or

(ii)	a LIBOR Rate equal to the London Interbank Offered Rate for specified periods as elected by Gregg Appliances, plus an applicable margin of either 2.25% or 2.00% depending on Gregg Appliances’ corporate family ratings and the rating of the Term B Facility, in each case by Moody’s Investor Services, Inc.

The Term B Facility provides that Gregg Appliances has the right at any time to request up to $50.0 million of incremental commitments under the Term B Facility. The lenders under the Term B Facility are not obliged to provide any such incremental commitments and any such addition of or increase in commitments will be subject to certain other customary conditions precedent. Gregg Appliances’ ability to obtain extensions of credit under these incremental commitments is also subject to the same conditions as extensions of credit under the Term B Facility.

The loans under the Term B Facility will be repaid in consecutive quarterly installments of $250,000 each, commencing September 30, 2007, with a balloon payment at maturity. Gregg Appliances may, at its option, voluntarily prepay amounts outstanding under the Term B Facility subject to requirements as to minimum amounts and multiples, at any time in whole or in party without premium or penalty, other than customary LIBOR “breakage costs”. In addition, Gregg Appliances is also required to prepay the outstanding loans, subject to certain exceptions, with:

(i)	50% of Gregg Appliances’ annual excess cash flow (as defined in the Term B Facility) commencing with its fiscal year ending March 31, 2009 (which percentage will be reduced to 25% and 0% if Gregg Appliances achieves a total leverage ratio of less than 1.5 to 1.0 and 1.25 to 1.0, respectively);

(ii)	100% of the net cash proceeds of asset sales, insurance and condemnation proceeds or other dispositions of property, subject to certain exceptions and to Gregg Appliances’ right to reinvest the proceeds within a specified period; and

(iii)	100% of the net cash proceeds of any incurrence of debt, other than proceeds from debt permitted under the Term B Facility.

The Term B Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers and acquisitions and affiliate transactions. The only financial covenant included in the Term B Facility is a maximum leverage ratio. Events of default under the Term B Facility include, among others, nonpayment of principal or interest, covenant defaults, material breaches of representations and warranties, bankruptcy and insolvency events, cross defaults and a change of control.

The Term B Facility is secured by:

(i)	a first priority security interest in substantially all of the tangible and intangible assets of Gregg Appliances and each guarantor (other than the ABL Facility Collateral), subject to certain exceptions;

(ii)	a first-priority pledge of 100% of the capital stock or equity of Gregg Appliances’ domestic subsidiaries that are owned by Gregg Appliances or a guarantor and 66% of the voting capital of any future foreign subsidiaries that are directly owned by Gregg Appliances or one of the guarantors; and

(iii)	a second-priority security interest in all existing and after-acquired inventory, accounts receivables, and other assets arising from such inventory and accounts receivable, of Gregg Appliances and each guarantor (the “ABL Facility Collateral”), subject to certain exceptions.

In addition, Gregg Appliances’ obligations under the Term B Facility are unconditionally guaranteed by substantially all of Gregg Appliances’ existing and future domestic subsidiaries.

The foregoing description is qualified in its entirety to reference to the Term B Facility, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

(c)	Asset-Based Revolving Credit Facility

On July 25, 2007, Gregg Appliances entered into an Amended and Restated Loan and Security Agreement with Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner, Wachovia Capital Finance Corporation (Central) (“WCF”), as administrative agent and collateral agent, Wachovia, as syndication agent, and the lenders party thereto (the “ABL Facility”). The ABL Facility provides a senior secured asset-based revolving credit facility of up to $100 million (of which $25 million will be available for letters of credit), subject to borrowing base availability.

Borrowings from time to time available under the ABL Facility (including in respect of letters of credit) shall not exceed a defined borrowing base. The borrowing base equals the sum of (i) the lesser of (a) 93% (96% during a seasonal period) of all eligible inventory of Gregg Appliances and (b) 75% of the net book value of such eligible inventory and (ii) 90% of all commercial and credit card receivables of Gregg Appliances, in each case subject to customary reserves and eligibility criteria.

The interest rate applicable from time to time to outstanding loans under the ABL Facility will be, at Gregg Appliances’ option, equal to either:

(i)	a Base Rate (which is the greater of (a) the prime rate set by Wachovia and publicly announced from time to time as its prime rate and (b) the Federal Funds rate plus 0.5%), plus an applicable margin ranging from -0.25% to 0.25% depending on Gregg Appliances’ “excess availability” (as defined); or

(ii)	a Eurodollar Rate equal to the London Interbank Offered Rate for specified periods as elected by Gregg Appliances, plus an applicable margin ranging from 1.25% to 1.75% depending on Gregg Appliances’ “excess availability” (as defined).

In addition, the ABL Facility provides for fees (on a per annum basis) of 0.25% on the unused portion of the Facility from time to time and 1.25% for outstanding letters of credit.

There is no amortization under the ABL Facility. Amounts borrowed by Gregg Appliances may be repaid and reborrowed from time to time. The entire principal amount (if any) outstanding under the ABL Facility is due and payable in full at maturity, on July 25, 2013, on which day the commitments thereunder will terminate.

The ABL Facility provides that Gregg Appliances has the right at any time to request up to $25.0 million of incremental commitments under the ABL Facility. The lenders under the ABL Facility are not obliged to provide any such incremental commitments and any such additional of or increase in commitments will be subject to certain other customary conditions precedent. Gregg Appliances’ ability to obtain extensions of credit under these incremental commitments is also subject to the same conditions as extensions of credit under the ABL Facility.

The ABL Facility contains certain customary representations and warranties, affirmative and negative covenants and events of default generally as described above for the Term B Credit Facility. The ABL Facility does not require Gregg Appliances to comply with any financial maintenance covenant, unless it has less than $8.5 million of “excess availability” at any time, during the continuance of which event Gregg Appliances is subject to compliance with a fixed charge coverage ratio of 1.10 to 1.0. In addition, if Gregg Appliances has less than $5.0 million of “excess availability”, it may, in certain circumstances more specifically described in the ABL Facility, become subject to cash dominion control.

The ABL Facility is secured by:

(i)	a first priority security interest in all existing and after-acquired inventory, accounts receivables, and other assets arising from such inventory and accounts receivable, of Gregg Appliances and each guarantor, subject to certain exceptions;

(ii)	a second priority security interest in substantially all of the tangible and intangible assets of Gregg Appliances and each guarantor (other than the ABL Facility Collateral), subject to certain exceptions; and

(iii)	a second priority pledge of 100% of the capital stock or equity of Gregg Appliances’ domestic subsidiaries that are owned by Gregg Appliances or a guarantor and 66% of the voting capital of any future foreign subsidiaries that are directly owned by Gregg Appliances or one of the guarantors.

In addition, Gregg Appliances’ obligations under the ABL Facility are unconditionally guaranteed by substantially all of Gregg Appliances’ existing and future domestic subsidiaries.

The foregoing description is qualified in its entirety to reference to the ABL Facility, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report on Form 8-K under the headings “Term Loan B Credit Facility” and “Asset-Based Revolving Credit Facility” is hereby incorporated in this Item 2.03 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Report on Form 8-K under the heading “Supplemental Indenture” is hereby incorporated in this Item 3.03 by reference.

Item 8.01.	Other Events.

The Company announced on Wednesday, July 25, 2007, the closing of its initial public offering of 9,375,000 shares of common stock, the completion by its subsidiary Gregg Appliances of a tender offer and consent solicitation for its outstanding 9% Senior Notes and the completion of its debt refinancing. The Company used the net proceeds from the initial public offering together with cash on hand to fund a portion of the tender offer and redeem Gregg Appliances’ junior notes. The shares are listed on the New York Stock Exchange and trade under the symbol “HGG”.

As of midnight, New York City time on July 24, 2007, $107,847,000 aggregate principal amount of the 9% Senior Notes, representing approximately 96.98% of the total principal amount outstanding, had been validly tendered and accepted for purchase in the tender offer. In addition, after the receipt of the requisite consents, Gregg Appliances, HHG Distributing, LLC and Wells Fargo Bank, National Association, the trustee under the indenture governing the 9% Senior Notes, entered into a supplemental indenture amending the 9% Senior Notes. The amendments to the indenture became operative upon Gregg Appliances’ payment for the accepted 9% Senior Notes.

The Company also announced on Wednesday, July 25, 2007, that Gregg Appliances has obtained a $100 million Term Loan facility agented by Wachovia Bank, National Association to fund the remaining portion of the purchase of the 9% Senior Notes. In addition, Gregg Appliances has increased its revolving credit facility, agented by Wachovia Capital Finance Corporation (Central), to $100 million. Gregg Appliances has paid for the accepted 9% Senior Notes.

A copy of the press release announcing the closing of the initial public offering, the completion of the tender offer and consent solicitation and the refinancing of the Company’s credit facilities is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Supplemental Indenture, dated as of July 10, 2007 to the Indenture dated as of February 3, 2005 by and between Gregg Appliances, Inc., HHG Distributing, LLC, as subsidiary guarantor, and Wells Fargo Bank, National Association, as trustee.

10.2	Credit Agreement, dated as of July 25, 2007, by and among Gregg Appliances, Inc., as borrower, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent.

10.3	Amended and Restated Loan and Security Agreement, dated as of July 25, 2007, by and among Gregg Appliances, Inc., as borrower, HHG Distributing, LLC, as guarantor, Wachovia Capital Finance Corporation (Central), as administrative agent and collateral agent, Wachovia Capital Markets LLC, as sole lead arranger and bookrunner, Wachovia Bank, National Association, as syndication agent, and the Lenders from time to time party thereto.

10.4	Collateral Agreement, dated as of July 25, 2007, by and among Gregg Appliances, Inc., and certain of its subsidiaries as grantors, in favor of Wachovia Bank, National Association, as administrative agent.

99.1	Press Release, dated July 25, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HHGREGG, INC.

By:	/s/ Donald J.B. Van der Wiel
Donald J.B. Van der Wiel
Chief Financial Officer

Date: July 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supplemental Indenture, dated as of July 10, 2007 to the Indenture dated as of February 3, 2005 by and between Gregg Appliances, Inc., HHG Distributing, LLC, as subsidiary guarantor, and Wells Fargo Bank, National Association, as trustee.

10.2	Credit Agreement, dated as of July 25, 2007, by and among Gregg Appliances, Inc., as borrower, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent.

10.3	Amended and Restated Loan and Security Agreement, dated as of July 25, 2007, by and among Gregg Appliances, Inc., as borrower, HHG Distributing, LLC, as guarantor, Wachovia Capital Finance Corporation (Central), as administrative agent and collateral agent, Wachovia Capital Markets LLC, as sole lead arranger and bookrunner, Wachovia Bank, National Association, as syndication agent, and the Lenders from time to time party thereto.

10.4	Collateral Agreement, dated as of July 25, 2007, by and among Gregg Appliances, Inc., and certain of its subsidiaries as grantors, in favor of Wachovia Bank, National Association, as administrative agent.

99.1	Press Release, dated July 25, 2007.